Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Nutrastar International Inc. (Registration No. 333-168773) to be filed on or about June 23, 2011, of our report dated March 25, 2010 with respect to the consolidated financial statements of Nutrastar International Inc. and subsidiaries as of and for the years ended December 31, 2009 and 2008.

We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ AGCA, Inc.
Arcadia, California
June 23, 2011